SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 18, 2008

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway, Suite 200B
Austin, Texas 78746
(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2008, HealthTronics, Inc. (the “Company”), Litho Management, Inc., a wholly-owned subsidiary of the Company, Advanced Medical Partners, Inc. (“AMPI”), and the stockholders of AMPI, entered into a Stock Purchase Agreement pursuant to which the Company agreed to purchase the outstanding shares of capital stock of AMPI (other than shares already held by the Company) for a purchase price of approximately $6.9 million in cash and approximately 1.8 million shares of common stock of the Company, plus a two-year earn-out based on the future achievement of EBITDA. The closing of the acquisition is subject to customary closing conditions. The Stock Purchase Agreement contains customary representations and warranties and covenants. The Stock Purchase Agreement is attached to this Form 8-K as Exhibit 10.1. A press release announcing the acquisition is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Stock Purchase Agreement, dated as of March 18, 2008, by and among HealthTronics, Inc., Litho Management, Inc., Advanced Medical Partners, Inc. and the stockholders of Advanced Medical Partners, Inc.
99.1	Press release, issued on March 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Date: March 20, 2008	By:	/s/ Ross A. Goolsby

	Name: Title:	Ross A. Goolsby Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Stock Purchase Agreement, dated as of March 18, 2008, by and among HealthTronics, Inc., Litho Management, Inc., Advanced Medical Partners, Inc. and the stockholders of Advanced Medical Partners, Inc.
99.1	Press release, issued on March 20, 2008.